                     MID-AMERICA REALTY INVESTMENTS, INC.
                       11506 NICHOLAS STREET, SUITE 100
                             OMAHA, NEBRASKA 68154


                                 July 21, 1998

Dear Fellow Stockholder:

     We have recently mailed to you proxy materials relating to the Mid-America Realty Investment, Inc. Special Meeting of Stockholders to be held on August 5, 1998. The Special Meeting is scheduled for the purpose of voting on the merger of Mid-America into Bradley Real Estate, a New York Stock Exchange real estate investment trust ("symbol: BTR"). The Board of Directors believes the Merger and the Merger Agreement are in the best interest of Mid-America and its stockholders and recommends that you vote to approve the Merger and the Merger Agreement. As described more fully in the proxy materials, the Board believes the transaction has the following advantages:

      .   STRATEGIC FIT:  During the past year, the Mid-America Board of
          -------------
          Directors considered various strategic alternatives, including potential business combinations with other third parties, and determined that the merger with Bradley was the most beneficial strategic alternative for Mid-America and its stockholders.

      .   OPPORTUNITY FOR GROWTH:  The Merger provides you with the opportunity
          ----------------------
          to be an equity owner in Bradley, an owner and operator of 63 shopping centers in 12 states. Since January 1, 1997, Bradley has acquired 36 shopping centers aggregating over 4.5 million square feet. From July 1, 1996 to July 17, 1998, Bradley's common stock price has also risen 55% from $14.50 to $22.50 per share.

      .   CONVERSION PREMIUM:  The conversion price of the Bradley 8.4% Series A
          ------------------
          Convertible Preferred Stock is $24.49 compared to a $22.50 price of Bradley Common Stock on July 17, 1998, representing a conversion premium of 8.8%.

      .   INCOME:  Following the merger, you will receive the same cash amount
          ------
          in dividends on the Series A Preferred Stock as you currently receive on your Mid-America Common Stock and, in fact, you will receive a slightly higher pre-tax dollar value on the Series A Preferred Stock.

     According to our latest records, we have not received your proxy. The Merger with Bradley Real Estate, Inc. described in the Proxy Statement requires the affirmative vote of two-thirds of the outstanding share of Mid-America Common Stock, so regardless of the number of shares you own, it is important that they are represented at the Special Meeting. If you haven't yet sent in your proxy, please take a moment to sign, date and mail the enclosed form promptly in the postage-paid return envelope provided for your convenience.

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
                            ----------------------

            PLEASE KEEP IN MIND THAT NOT VOTING WILL HAVE THE SAME
                      EFFECT AS A VOTE AGAINST THE MERGER

                  PLEASE RETURN THE ENCLOSED PROXY CARD TODAY
        IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR
         SHARES, PLEASE CONTACT D.F. KING & CO., WHICH IS ASSISTING US
          IN THIS MATTER.  ALSO, IF YOU REQUIRE AN ADDITIONAL COPY OF
               THE PROXY STATEMENT, PLEASE CALL D.F. KING & CO.
                           AT THE FOLLOWING NUMBER.

                           Toll-Free: 1-800-669-6550
--------------------------------------------------------------------------------


     If you have already mailed your vote, please disregard this letter and accept our thanks. If not, we thank you for your prompt attention to this matter.

                                    Very truly yours,


                                    Jerome L. Heinrichs
                                    Chairman of the Board and
                                    Chief Executive Officer

                     MID-AMERICA REALTY INVESTMENTS, INC.
                       11506 NICHOLAS STREET, SUITE 100
                             OMAHA, NEBRASKA 68154


                                  July 21, 1998

Dear Fellow Stockholder:

     We have recently mailed to you proxy materials relating to the Mid-America Realty Investment, Inc. Special Meeting of Stockholders to be held on August 5, 1998. The Special Meeting is scheduled for the purpose of voting on the merger of Mid-America into Bradley Real Estate, a New York Stock Exchange real estate investment trust ("symbol: BTR"). The Board of Directors believes the Merger and the Merger Agreement are in the best interest of Mid-America and its stockholders and recommends that you vote to approve the Merger and the Merger Agreement. As described more fully in the proxy materials, the Board believes the transaction has the following advantages:

     .  STRATEGIC FIT:  During the past year, the Mid-America Board of Directors
        -------------
        considered various strategic alternatives, including potential business combinations with other third parties, and determined that the merger with Bradley was the most beneficial strategic alternative for Mid-America and its stockholders.

     .  OPPORTUNITY FOR GROWTH:  The Merger provides you with the opportunity to
        ----------------------
        be an equity owner in Bradley, an owner and operator of 63 shopping centers in 12 states. Since January 1, 1997, Bradley has acquired 36 shopping centers aggregating over 4.5 million square feet. From July
        1, 1996 to July 17, 1998, Bradley's common stock price has also risen 55% from $14.50 to $22.50 per share.

     .  CONVERSION PREMIUM:  The conversion price of the Bradley 8.4% Series A
        ------------------
        Convertible Preferred Stock is $24.49 compared to a $22.50 price of Bradley Common Stock on July 17, 1998, representing a conversion premium of 8.8%.

     .  INCOME:  Following the merger, you will receive the same cash amount in
        ------
        dividends on the Series A Preferred Stock as you currently receive on your Mid-America Common Stock and, in fact, you will receive a slightly higher pre-tax dollar value on the Series A Preferred Stock.

     According to our latest records, we have not received your voting instructions. The Merger with Bradley Real Estate, Inc. described in the Proxy Statement requires the affirmative vote of two-thirds of the outstanding share of Mid-America Common Stock, so regardless of the number of shares you own, it is important that they are represented at the Special Meeting. If you haven't yet sent in your voting instructions, please take a moment to sign, date and mail the enclosed form promptly in the postage-paid return envelope provided for your convenience.

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
                            ----------------------
            PLEASE KEEP IN MIND THAT NOT VOTING WILL HAVE THE SAME
                      EFFECT AS A VOTE AGAINST THE MERGER

                  PLEASE RETURN THE ENCLOSED PROXY CARD TODAY
        IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR
         SHARES, PLEASE CONTACT D.F. KING & CO., WHICH IS ASSISTING US
          IN THIS MATTER.  ALSO, IF YOU REQUIRE AN ADDITIONAL COPY OF
               THE PROXY STATEMENT, PLEASE CALL D.F. KING & CO.
                           AT THE FOLLOWING NUMBER.

                           Toll-Free: 1-800-669-6550
--------------------------------------------------------------------------------

     If you have already mailed your vote, please disregard this letter and accept our thanks. If not, we thank you for your prompt attention to this matter.

                                    Very truly yours,


                                    Jerome L. Heinrichs
                                    Chairman of the Board and
                                    Chief Executive Officer